Exhibit 99.1
Investor and Media Contact:
Michelle Edwards, Investor Relations
medwards@oxigene.com
415-315-9413
OXiGENE ANNOUNCES STRATEGIC COLLABORATION WITH
SYMPHONY CAPITAL
SYMPHONY TO FUND UP TO $40 MILLION TO
ADVANCE OXIGENE PIPELINE
WALTHAM, MA — October 1, 2008 — OXiGENE, Inc. (NASDAQ: OXGN, XSSE: OXGN), a clinical-stage, biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, has entered into a strategic collaboration with Symphony Capital Partners, L.P. (Symphony) that will provide OXiGENE with up to $40 million to further advance its pipeline of vascular disrupting agent (VDA) drug candidates for cancer and eye disease.
Collaboration Summary
Under the terms of the collaboration Symphony has agreed to provide up to $40 million to support the advancement of OXiGENE’s pipeline programs:
Symphony will provide up to $25 million to Symphony ViDA, Inc., a newly-created company that was established to accelerate the development of the OXi4503 and ZYBRESTAT for ophthalmology programs. Symphony has initially invested $15 million in Symphony ViDA and has agreed to provide up to an additional $5 million of capital to Symphony ViDA (which may be increased by a further $5 million at Symphony’s option), to be contributed as a single tranche during the first two years of the collaboration, for the further clinical development of these programs.
Symphony has invested $15 million directly in OXiGENE to be used for general corporate purposes, including for the development of ZYBRESTAT in oncology. As part of this investment Symphony has purchased 2.2 million shares of OXiGENE common stock at a purchase price of $1.11 per share, the closing price as of September 30, 2008. OXiGENE has issued to Symphony warrants to purchase 11.3 million additional shares of OXiGENE common stock at a price of $1.11 per share. Following shareholder approval required under NASDAQ rules, Symphony will purchase, at that price, the number of shares that remain subject to the warrants.
Through an exclusive purchase option, OXiGENE retains the right, but not the obligation, to acquire 100% of the equity of Symphony ViDA for an exercise price equal to two times the amount of capital actually invested by Symphony in Symphony ViDA, less certain amounts. The purchase option exercise price may be paid in cash or a combination of cash and OXiGENE common stock at OXiGENE’s discretion, subject to certain limitations. If OXiGENE chooses not to exercise the purchase option, Symphony ViDA will retain the licensed rights to the OXi4503 and ZYBRESTAT for ophthalmology programs. In exchange for the purchase option to acquire Symphony ViDA, OXiGENE issued 3.60 million shares of OXiGENE common stock to Symphony (market value of $4.0 million based on the closing price of OXiGENE common stock as of September 30,

2008). On the date of any additional funding by Symphony of Symphony ViDA, OXiGENE will issue to Symphony up to $1 million in common stock at the then current market price, with the number of shares issued to be adjusted pro rata should the amount of additional funding be less than $10 million. The purchase option will be exercisable beginning on October 2, 2009 and will expire on March 31, 2012 unless exercised prior to this date.
Under the terms of the collaboration, Symphony has the right to appoint two members to the OXiGENE Board of Directors. Symphony has designated Mark Kessel and Alastair J.J. Wood, M.D., both Managing Directors of Symphony Capital LLC, as the Symphony representatives to be named to the Board at a future meeting.
“The Symphony partnership significantly enhances OXiGENE’s financial position, augments our drug development expertise, and helps accelerate the development and commercialization of our three clinical-stage VDA drug programs: ZYBRESTAT for oncology, OXi4503 and ZYBRESTAT for ophthalmology. Importantly, OXiGENE retains exclusive rights to all programs and gains further flexibility to partner its programs at a more advanced stage of development and from a position of greater strength. Furthermore, the collaboration terms transfer the development risk of the OXi4503 and ZYBRESTAT for ophthalmology programs to Symphony, as our purchase option for the Symphony ViDA assets represents a right but not an obligation to reacquire the programs,” said John Kollins, Chief Operating Officer of OXiGENE.
“We chose to partner with OXiGENE because we believe that, with the added financial support and development expertise provided by Symphony, the company is now well positioned to drive long-term shareholder value through its compelling pipeline of VDA drug candidates,” said Mark Kessel, founder and Managing Director of Symphony Capital.
Symphony ViDA will be governed by a board of directors comprised of John Kollins, OXiGENE’s Chief Operating Officer, two representatives of Symphony Capital, Mark Kessel and Jeffrey S. Edelman, and two independent Board members. Representatives of RRD International, LLC, a product development company, will serve as Symphony ViDA’s management team and will be on the joint development committee established for the ZYBRESTAT for oncology, ZYBRESTAT for ophthalmology and OXi4503 programs. OXiGENE will continue to have operational responsibility related to these programs.
Under NASDAQ rules, OXiGENE stockholders will be required to approve the issuance of shares underlying the warrant described above, the use of shares to exercise the purchase option described above, and any additional issuances of shares to Symphony pursuant to these agreements at a stockholder meeting that OXiGENE anticipates will be held during the fourth quarter of 2008.
Conference Call Today, Wednesday, October 1st
OXiGENE management will hold a conference call today to discuss the Symphony ViDA collaboration at 9:00 a.m. Eastern Time. The dial-in number for the conference call is 1-888-802-2279 (within the United States) or 1-913-312-6697 (international). The pass code for all callers is 4452689. Investors can access www.oxigene.com to listen to a live webcast of the call.
About OXiGENE
OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The company’s major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients. Additional information about OXiGENE is available at www.oxigene.com.

About Symphony Capital
Symphony Capital is a New York-based private equity firm that invests in development stage biopharmaceutical programs. Symphony has the most experienced team in R&D project-specific financings and invests exclusively in the type of collaboration undertaken with OXiGENE. Symphony Capital Partners, L.P. is the lead investor in Symphony ViDA. Additional information about Symphony is available at www.symphonycapital.com.
About RRD International, LLC
RRD International, LLC (RRD) is a product development company dedicated to supporting the global regulatory, preclinical and clinical needs of biotechnology, pharmaceutical and medical device companies. RRD provides comprehensive strategic planning and operational support from program inception to product approval including the design, management and execution of clinical trials. RRD’s team of highly experienced drug and device developers has a substantial record of favorable FDA interactions and outcomes. Through its customized and flexible business approach, RRD offers a unique risk-sharing model, enabling its goals and interests to be aligned with a partner company’s success. Additional information about RRD is available at www.rrdintl.com.
About ZYBRESTAT (fosbretabulin)
ZYBRESTAT is currently being evaluated in a pivotal registration study in Anaplastic Thyroid Cancer (ATC) under a Special Protocol Assessment agreement with the U.S. Food and Drug Administration (FDA). OXiGENE believes that ZYBRESTAT is poised to become the first therapeutic product in a novel class of small-molecule drug candidates called vascular disrupting agents (VDAs). Through interaction with vascular endothelial cell cytoskeletal proteins, ZYBRESTAT selectively targets and collapses tumor vasculature, thereby depriving the tumor of oxygen and causing death of tumor cells. In clinical studies in solid tumors, ZYBRESTAT has demonstrated potent and selective activity against tumor vasculature, as well as clinical activity against ATC, ovarian cancer, and various other solid tumors. In clinical studies in patients with forms of macular degeneration, intravenously-administered ZYBRESTAT has demonstrated clinical activity, and the Company is working to develop a convenient and patient-friendly topical formulation of ZYBRESTAT for ophthalmological indications.
About OXi4503
OXi4503 (combretastatin A1 di-phosphate / CA1P) is a dual-mechanism VDA that is being developed in clinical studies for the treatment of solid and liquid tumors. Like its structural analog, ZYBRESTAT™ (fosbretabulin / CA4P), OXi4503 has been observed to block and destroy tumor vasculature, resulting in extensive tumor cell death and necrosis. In addition, preclinical data indicates that OXi4503 is metabolized by oxidative enzymes (e.g., tyrosinase and peroxidases), which are elevated in many solid tumors and tumor white blood cell infiltrates, to an orthoquinone chemical species that has direct cytotoxic effects on tumor cells. Preclinical studies have shown that OXi4503 has (i) single-agent activity against a range of xenograft tumor models; and (ii) synergistic or additive effects when incorporated in various combination regimens with chemotherapy, molecularly-targeted therapies (including tumor-angiogenesis inhibitors), and radiation therapy. OXi4503 is currently being evaluated as a monotherapy in a Phase I dose-escalation clinical trial in patients with advanced solid tumors.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, enrollment rate for patients in the

ZYBRESTAT pivotal trial for anaplastic thyroid cancer, interim analysis of the same, timing of the IND filing and Phase I trial initiation for topical ZYBRESTAT, timing of a Phase II clinical trial of ZYBRESTAT and bevacizumab in NSCLC, timing or execution of a strategic collaboration on any product or indication, and cash utilization rate for 2008. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
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